Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated 2019 Stock-Based Incentive Compensation Plan of Zyla Life Sciences, Inc. of our report dated March 26, 2020, with respect to the consolidated financial statements of Zyla Life Sciences, Inc. included in the Annual Report (Form 10-K) of Zyla Life Sciences, Inc. for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Philadelphia, PA

March 26, 2020